Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Massachusetts Dividend Advantage Municipal Fund
811-09451


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new
Fundamental Investment Policies. The meeting was subsequently adjourned to January 12, 2010 and additionally adjourned to March 23, 2010.

Voting results are as follows:

<c> Common and MuniPreferred
 shares voting
together as a class
<c>  MuniPreferred shares voting
together as a class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
               944,686
                      505
   Against
                 62,921
                         -
   Abstain
                 30,897
                        11
   Broker Non-Votes
               334,105
                         -
      Total
            1,372,609
                      516



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
               957,232
                      516
   Against
                 54,206
                         -
   Abstain
                 27,066
                         -
   Broker Non-Votes
               334,105
                         -
      Total
            1,372,609
                      516



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052349.